UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 19, 2020

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On February 19, 2020, Wize Pharma, Inc. (the “Company”) closed its previously announced transactions, whereby (A) (i) the Company sold 37% of future revenues (if any) from its L02A-based products to Bonus BioGroup Ltd. (“Bonus”), an Israeli company whose ordinary shares are traded on the Tel Aviv Stock Exchange (“TASE”), and invested $7.4 million in Bonus and (ii) in consideration therefor, Bonus issued to Wize new ordinary shares of Bonus in a number equal to $16.4 million divided by a purchase price per share of NIS 0.50, and (B) the Company issued an aggregate of 7,500 shares of newly created Series B Non-Voting Redeemable Preferred Stock, par value $0.001 per share, of the Company, for a purchase price of $1,000 per share, for aggregate gross proceeds of $7.5 million. For additional details, see the Current Report on Form 8-K filed by the Company on January 15, 2020, which is incorporated herein by reference.

A copy of the press release announcing the closing of the transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 contains forward-looking statements, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

	By:	/s/ Or Eisenberg
	Name:	Or Eisenberg
Date: February 20, 2020	Title:	Chief Financial Officer